Skye Bioscience Signs Arrangement Agreement with Emerald Health Therapeutics

Arrangement is expected to fund Skye’s proprietary synthetic cannabinoid-derivative therapeutic initially targeting glaucoma for first Phase 2 clinical study planned to start later in 2022

Preclinical studies have demonstrated potential advantages of Skye’s unique, patent-protected therapeutic drug, SBI-100 Ophthalmic Emulsion, compared to the standard of care

San Diego, California, May 12, 2022 -- Skye Bioscience, Inc. (OTCQB: SKYE) (“Skye”) and Emerald Health Therapeutics, Inc. (CSE: EMH; OTCQB: EMHTF) (“Emerald”) announced today that the companies have entered into a definitive agreement with respect to a transaction to be completed by way of a Plan of Arrangement (the “Arrangement”) whereby Skye would acquire all of the issued and outstanding shares of Emerald in a share-for-share-transaction. Skye is a San Diego-based pharmaceutical company developing proprietary, synthetic cannabinoid derivatives to treat glaucoma and other diseases with significant unmet needs. Emerald possesses cash and non-cash assets that Skye would acquire through the Arrangement. The proposed Arrangement is subject to approval by each company’s common stockholders and by the Supreme Court of British Columbia, Canada.

As a result of the Arrangement, current Skye stockholders would own approximately 54% of the common stock of Skye and former shareholders of Emerald would own approximately 46% of Skye’s common stock.

Skye possesses patented technology and know-how focused on enabling, enhancing, and clinically validating therapeutic outcomes of uniquely modified and synthetically manufactured cannabinoid-derivative molecules. This outcome has already been shown in preclinical studies that have demonstrated notable advantages of Skye’s lead therapeutic drug, SBI-100 Ophthalmic Emulsion (“SBI-100 OE”), over the established clinical standard of care for treating glaucoma and potentially represents a new and necessary class of therapeutic for the world’s leading cause of irreversible blindness. Through the completion of this transaction, Skye expects to have funding for a Phase 2 study it is planning to start in the fourth quarter of 2022, following a Phase 1 study beginning in the second quarter of 2022.

Details of the Proposed Arrangement

Under the Arrangement, Skye will issue Emerald shareholders 1.95 shares of Skye’s common stock (the “Exchange Ratio”) in exchange for each Emerald share. Based on the number of outstanding shares as of the date of this press release, it is expected that Skye would issue approximately 416M Skye shares to Emerald shareholders. All stock options and warrants of Emerald will be exchanged for replacement options and warrants of Skye on identical terms, as adjusted in accordance with the Exchange Ratio.

The board of directors of each of Emerald and Skye has unanimously approved the Arrangement and recommend that their respective shareholders vote in favor of the Arrangement. Evans & Evans, Inc. has provided an opinion to the board of directors of Emerald stating that as of the date of the opinion and based upon and subject to the assumptions, limitations, and qualifications set forth therein, the Exchange Ratio to be received by the holders of Emerald common shares pursuant to the Arrangement is fair from a financial point of view to such holders.

The completion of the Arrangement is subject to customary terms and conditions, including the following:

a.Approval of the Arrangement by special resolutions of disinterested Skye and Emerald shareholders;
b.Court approval of the Arrangement; and
c.Receipt of all required regulatory approvals, including acceptance by the Canadian Securities Exchange (the “CSE”) of Skye’s listing on the CSE.

The Arrangement is anticipated to close in the third quarter of 2022. Skye expects to file a proxy statement and supporting materials on Schedule 14A and will hold a special meeting of stockholders to seek approval of the Arrangement and related stockholder proposals. Emerald expects to file an information circular required for Emerald’s shareholder meeting to seek approval of the Arrangement.

Upon completion of the transaction, the combined company would continue to operate under the name Skye Bioscience, Inc. with its existing management team. Sukhwinder (Bobby) Rai, BSc. Biochem, BSc. Pharm, RPh., from Emerald’s Board of Directors would join Skye’s Board of Directors.

Scalar CA, LLC provided certain financial advisory services to Skye in connection with the Arrangement. Fasken Martineau DuMoulin LLP is acting as Skye’s Special Committee legal counsel and Morrison & Foerster LLP is acting as Skye’s outside legal counsel. Vantage Point Partners and Evans & Evans, Inc. provided certain advisory services to Emerald in connection with the Arrangement. Bennett Jones LLP and Dorsey and Whitney LLP are acting as Emerald’s outside legal counsel.

Comment from Emerald

“We are excited to present this opportunity with Skye to our shareholders. Since announcing the strategic pivot of Emerald last November, we have been working to wind down our past operations, monetize our non-cash assets, and apply our capital to a new investment opportunity. We have searched for a company with differentiated positioning and a pedigree of expertise and experience. We believe we have found it in Skye Bioscience,” said Bobby Rai, Chair of the Board’s Special Committee of Emerald Health Therapeutics.

“Emerald has always recognized the therapeutic potential of cannabinoids based on our experience with the body’s endocannabinoid system and its modulating and balancing activities in the body. We also recognize that the goal to clinically and commercially capitalize on the potential therapeutic benefits of cannabinoid-derived drugs may benefit from advanced technology and drug products with mechanisms of action or formulations enhanced to realize effects superior to not only natural cannabinoids but to existing approved classes of drugs and those under development. The beauty of this situation is that the underlying cannabinoid that Skye is working with has previously been shown through prior third-party research to have promising potential. And Skye’s recent preclinical work has shown improved delivery of the underlying cannabinoid to the back of the eye and notable effects in reducing intraocular pressure, which is a key risk factor of glaucoma.

“Skye Bioscience has proprietary technology, R&D initiatives to expand its therapeutic capabilities, a strong focus on IP, along with a management team, board, and advisory board with many decades of experience in pharmaceutical drug development and clinical practice, notably in ophthalmology and in fundamental cannabinoid research. This company is uniquely positioned to capitalize on the substantially untapped opportunities represented by the intersection of cannabinoids with modern science and traditional drug development.

“We believe this is an excellent opportunity for Emerald shareholders to potentially benefit from a new class of cannabinoid-derivative drug candidates.”

Comment from Skye

“Skye’s proposed acquisition of Emerald stands to strengthen its balance sheet and ability to advance its well-positioned technology and development platform that has generated promising preclinical data in the past year and a half. Despite the constraints of COVID on all facets of the life science industry, Skye has completed the preclinical preparation necessary to launch its first-in-human study of its lead drug, SBI-100 OE, in the second quarter of 2022. We expect regulatory approval to start our Phase 1 study and begin enrolling patients shortly. The transaction with Emerald is expected to provide funding into 2023 and, importantly, for our planned Phase 2 study starting in the fourth quarter of 2022,” said Praveen Tyle, Ph.D., Chair of the Board’s Special Committee of Skye Bioscience and President, CEO and Board member of Invectys, Inc.

Dr. Tyle continued, “The shortcomings of today’s glaucoma drugs are significant for patients. Today we are focused on clinically validating what could potentially be an advantageous new class of therapeutic drug for glaucoma. With this in mind, we are actively designing a Phase 2 efficacy study to deliver potentially meaningful data, yet optimized to minimize time and cost. We believe we can see preliminary data from this study in 2023, and the nature of this data could be transformational from a validation and value creation perspective. Securing the capital to achieve these goals is vital. We believe that acquiring Emerald and its cash and non-cash assets would provide a more favorable capital cost for our shareholders compared to other alternatives in light of current investment market conditions. In addition, Emerald possesses a research and development facility in the greater Vancouver area licensed to undertake cannabinoid-related research under applicable Canadian law, which could be beneficial to Skye as we continue to progress our R&D efforts.”

About Skye Bioscience

Skye’s lead program, SBI-100 Ophthalmic Emulsion, is focused on treating glaucoma, a disease with no cure and the world’s leading cause of irreversible blindness. SBI-100 OE is a proprietary formulation of a synthetic prodrug rationally designed to improve the ocular solubility and permeability of a cannabinoid receptor-type 1 agonist being developed to treat glaucoma. In preclinical studies, the nanoemulsion formulation applied topically to the eye resulted in enhanced therapeutic efficacy and duration of response, allowing for a potentially once-a-day topical application. This enhanced therapeutic efficacy was demonstrated in the form of superior lowering of intraocular pressure, a key risk factor in disease progression, both in terms of intensity and duration when compared to the current standard of care therapeutic agents.

Notably, while the endocannabinoid system plays a vital role in managing key functions of the eye and natural systemically-administered cannabinoids have shown their ability to achieve the positive effect of lowering intraocular pressure in the eye, they are unable to achieve the desired therapeutic effect without notable side effects.

Skye will conduct its Phase 1 clinical study in Australia, which offers a significant tax credit for this activity. Skye has retained CMAX Clinical Research (“CMAX”) to facilitate enrollment of and drug administration to healthy volunteers for the Phase 1 study. This study will be conducted in CMAX’s independent clinical trial facility in Adelaide, Australia. CMAX is one of Australia’s largest and most experienced clinical trial operators specializing in early-phase studies.

In this Phase 1 clinical study, healthy volunteers will be administered SBI-100 OE or placebo in single ascending dose (SAD) and multiple ascending dose (MAD) arms to evaluate its safety and pharmacokinetics under Good Clinical Practice (“GCP”). GCP compliance will enable the resulting data to meet the requirements of regulatory authorities at the USA Food & Drug Administration, UK Medicines and Healthcare products Regulatory Agency, EU European Medicines Agency, and Australian Therapeutic Goods Administration. Data from this study is expected in the first quarter of 2023.

For more information, please visit: www.skyebioscience.com.

About Emerald Health Therapeutics

Emerald is a Vancouver-based Canadian licensed cannabis producer that announced on November 29, 2021, that it would exit the cannabis sector and pivot into the pharmaceutical sector.

As of September 30, 2021, Emerald reported approximately CAD $22M in cash and cash equivalents.

Emerald’s non-cash assets, in the form of facilities, consist of:

a.A 100%-owned 88,000 square foot indoor cannabis cultivation and production facility in St. Eustache, Quebec, which has been operational since June 2018 and will cease operations in June 2022. This facility is currently up for sale; and
b.A 100%-owned 3,700 square foot R&D facility in Langley, British Columbia, which is licensed under applicable Canadian Law.

CONTACT
Skye Bioscience
Investor Relations
Email: ir@skyebioscience.com
Phone: (858) 410-0266

Emerald Health Therapeutics
Mohammed Jiwan, Chief Operating Officer
1(800) 757 3536 Ext. #5
Emerald Investor Relations
invest@emeraldhealth.ca
(800) 757 3536 Ext. #5

Additional Information and Where to Find It

In connection with the proposed transaction, Skye will file a proxy statement on Schedule 14A and Emerald will file a management information circular, each containing important information about the proposed transaction and related matters. Additionally, Emerald and Skye will file other relevant materials in connection with the proposed transaction with the applicable securities regulatory authorities. Investors and security holders of Emerald and Skye are urged to carefully read the entire management information circular and proxy statement (including any amendments or supplements to such documents), respectively, when such documents become available before making any voting decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The Emerald management information circular and the Skye proxy statement will be mailed to the Emerald and Skye shareholders, respectively, as well as be accessible on the SEDAR and EDGAR profiles of the respective companies.

Investors and security holders of Skye will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about Skye and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (www.sec.gov) or from Skye by contacting Skye’s Investor Relations at (858) 410-0266, by email at ir@skyebioscience.com, or by going to Skye’s Investor Relations page on its website at https:/ir.skyebioscience.com and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

Skye and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of Skye proxies in respect of the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Skye stockholders in connection with the proposed transaction will be set forth in the Skye proxy statement for the proposed transaction when available. Other information regarding the participants in the Skye proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in such proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction. Copies of these documents may be obtained, free of charge, from the SEC or Skye as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This press release contains (a) forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections and (b) forward-looking information for purposes of applicable Canadian securities laws. All statements in this press release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “strategy,” “goal,” or “planned,” “seeks,” “may,” “might”, “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments either party expects or anticipates will occur in the future, such as closing of the Arrangement, anticipated benefits of the Arrangement, timing of shareholder meetings and the mailing of proxy material in connection therewith, timing and receipt of required approvals; the ability of the parties to satisfy all of the conditions of closing, disposal of Emerald's cannabis related assets, stated objectives or goals, refinement of strategy, attempts to secure additional financing, the anticipated timing of the initiation and enrollment of clinical trials for Skye’s product candidates, including the expected initiation of the Phase 1 study and potential Phase 2 study of SBI-100 OE, expectations on the timing and data readouts from Skye’s clinical studies, or that are not otherwise historical facts, are forward-looking statements. While the parties have based any forward-looking statements included in this release on current expectations, the information on which such expectations were based may change. Actual results may differ from those set forth in this press release due to risks and uncertainties including satisfaction or waiver of all applicable conditions to closing of the Arrangement including, without limitation, receipt of all necessary shareholder, court, stock exchange and regulatory approvals or consents and lack of material changes with respect to the parties and their respective businesses, all as more particularly set forth in the Arrangement Agreement, the risks and uncertainties inherent in Skye’s business, including, without limitation: potential delays from the ongoing COVID-19 pandemic, including clinical trial delays and clinical site staff shortages; Skye’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; Skye may use its capital resources sooner than it expects; the proposed business combination transaction with Emerald; general economic factors; competition in the industry and other risks described in Skye’s prior press releases and Skye’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K filed on March 28, 2022 and any subsequent filings with the SEC. The parties urge you to consider all such risks and uncertainties in evaluating forward-looking statements. Readers are cautioned to not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the applicable securities laws, the parties disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in its expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.